CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 229 to File No. 033-42484; Amendment No. 230 to File No. 811-06400) of our reports dated December 27, 2013, on the financial statements and financial highlights of the AlphaOne Micro Cap Equity Fund, CBRE Clarion Global Infrastructure Value Fund, CBRE Clarion Long/Short Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, Haverford Quality Growth Stock Fund, LSV Conservative Core Equity Fund, LSV Conservative Value Equity Fund, LSV Value Equity Fund, LSV Small Cap Value Fund, Sands Capital Global Growth Fund, Thomson Hortsmann & Bryant Microcap Fund, Westwood Dividend Growth Fund, Westwood Emerging Markets Fund, Westwood Global Dividend Fund, Westwood Global Equity Fund, Westwood Income Opportunity Fund, Westwood LargeCap Value Fund, Westwood Short Duration High Yield Fund, Westwood SmallCap Value Fund, Westwood SMidCap Plus Fund, and Westwood SMidCap Fund (twenty-three of the series of The Advisors' Inner Circle Fund), included in each fund's October 31, 2013 Annual Report to shareholders.


/S/ ERNST & YOUNG LLP
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Philadelphia, Pennsylvania
February 28, 2014